    EXHIBIT 99.1

Oil States Announces Fourth Quarter 2025 Results
•Consolidated revenues of $178 million increased 8% sequentially
•Adjusted EBITDA (a non-GAAP measure(1)) of $23 million improved 9% from the prior quarter
•Adjusted net income totaled $8 million, or $0.13 per share, excluding asset impairments, restructuring charges and valuation allowances established on U.S. deferred tax assets (a non-GAAP measure(1))
•Offshore Manufactured Products segment's backlog increased 9% sequentially, with quarterly bookings totaling $160 million, yielding a book-to-bill ratio of 1.3x
•Generated cash flows from operations of $50 million
•Purchased $50 million principal amount of convertible senior notes
•Cash on-hand exceeded outstanding debt by $15 million at year-end
•Entered into an amended and restated cash-flow based credit agreement in January 2026 providing for borrowings of up to: $75 million under a revolving credit facility and $50 million under a multi-draw term loan facility, replacing the existing asset-based revolving credit agreement
HOUSTON, February 20, 2026 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-Year
Consolidated results:
Revenues	$178,464	$165,180	$164,595	8%	8%
Operating income (loss)(2)	(113,635)	4,748	18,484	n.m.	n.m.
Adjusted operating income, excluding charges and credits(1)	10,973	8,308	6,297	32%	74%
Net income (loss)	(117,246)	1,900	15,164	n.m.	n.m.
Adjusted net income, excluding charges and credits(1)	7,549	4,717	5,537	60%	36%
Adjusted EBITDA(1)	22,771	20,804	18,734	9%	22%

Revenues by segment:
Offshore Manufactured Products	$123,284	$108,627	$107,253	13%	15%
Completion and Production Services	23,080	27,525	30,090	(16)%	(23)%
Downhole Technologies	32,100	29,028	27,252	11%	18%

Revenues by destination:
Offshore and international	$136,526	$123,356	$118,187	11%	16%
U.S. land	41,938	41,824	46,408	—%	(10)%

Operating income (loss) by segment(2):
Offshore Manufactured Products	$20,296	$17,603	$21,009	15%	(3)%
Completion and Production Services	(2,313)	948	(4,004)	n.m.	42%
Downhole Technologies	(113,544)	(4,667)	(4,031)	n.m.	n.m.
Corporate	(18,074)	(9,136)	5,510	(98)%	n.m.

Adjusted Segment EBITDA(1):
Offshore Manufactured Products	$25,043	$22,275	$24,748	12%	1%
Completion and Production Services	7,354	7,953	3,545	(8)%	107%
Downhole Technologies	1,273	(689)	131	n.m.	n.m.
Corporate	(10,899)	(8,735)	(9,690)	(25)%	(12)%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)Operating income (loss) for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024 included asset impairment and restructuring charges totaling $124.6 million, $3.6 million and $3.1 million, respectively. Fourth quarter 2024 results also included a gain of $15.3 million associated with the sale of an idle facility. See “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information.

Oil States International, Inc. reported net loss of $117.2 million, or $2.04 per share, and Adjusted EBITDA of $22.8 million for the fourth quarter of 2025 on revenues of $178.5 million. Fourth quarter 2025 net loss included charges of $124.9 million ($124.8 million after-tax or $2.17 per share) primarily associated with asset impairments and the continued restructuring of certain U.S. land-based operations and facilities. These results compare to revenues of $165.2 million, net income of $1.9 million, or $0.03 per share, and Adjusted EBITDA of $20.8 million reported in the third quarter of 2025, which included charges of $3.6 million ($2.8 million after-tax or $0.05 per share) associated primarily with U.S. land-based restructurings.
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated:
“Our team achieved another strong quarter, reporting Adjusted EBITDA that exceeded our guidance and quarterly cash flows from operations at historically high levels. During the quarter, we used our strong cash position to retire $50 million of our convertible notes outstanding. We also secured strong bookings in the quarter driving meaningful backlog growth. We are essentially complete with our U.S. land restructuring initiatives and are poised for long-term growth, technology differentiation and meaningful stockholder returns.”
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $123.3 million, operating income of $20.3 million and Adjusted Segment EBITDA of $25.0 million in the fourth quarter of 2025, compared to revenues of $108.6 million, operating income of $17.6 million and Adjusted Segment EBITDA of $22.3 million reported in the third quarter of 2025. Adjusted Segment EBITDA margin was 20% in the fourth quarter of 2025, compared to 21% in the third quarter of 2025.
Backlog totaled $435 million as of December 31, 2025, its highest level since March 2015. Fourth quarter bookings totaled $160 million, yielding a quarterly and full-year book-to-bill ratio of 1.3x. Fourth quarter segment bookings were augmented by additional long-term, military product contract awards.
Completion and Production Services
Our Completion and Production Services segment reported revenues of $23.1 million, operating loss of $2.3 million and Adjusted Segment EBITDA of $7.4 million in the fourth quarter of 2025, compared to revenues of $27.5 million, operating income of $0.9 million and Adjusted Segment EBITDA of $8.0 million reported in the third quarter of 2025. Adjusted Segment EBITDA margin was 32% in the fourth quarter of 2025, compared to 29% in the third quarter of 2025.
In 2024, the segment began implementing actions in its U.S. land-based businesses to exit certain commoditized offerings and reduce future costs, which continued through 2025. These management actions included: the exit of certain U.S. land-driven service and support locations; the exit of certain service offerings; and reductions in the segment’s workforce. During the fourth and third quarters of 2025, the segment recorded U.S. facility exit, severance and other charges totaling $5.0 million and $2.7 million, respectively. As a result of these restructuring actions implemented in 2025, the segment’s Adjusted EBITDA margin expanded from 12% in the fourth quarter of 2024 to 32% in the fourth quarter of 2025.
Downhole Technologies
Downhole Technologies reported revenues of $32.1 million, an operating loss of $113.5 million and Adjusted Segment EBITDA of $1.3 million in the fourth quarter of 2025, compared to revenues of $29.0 million, an operating loss of $4.7 million and Adjusted Segment EBITDA loss of $0.7 million in the third quarter of 2025.
During the fourth quarter of 2025, the Downhole Technologies segment recorded non-cash long-lived asset and inventory impairment charges totaling $111.8 million.
Corporate
Corporate operating expenses in the fourth quarter of 2025 totaled $18.1 million.
In the fourth quarter of 2025, impairment charges of $7.1 million were recognized related to assets held for sale.
Interest Expense, Net
Net interest expense totaled $0.8 million in the fourth quarter of 2025, which included $0.3 million of non-cash amortization of deferred debt issuance costs.

Income Taxes
During the fourth quarter of 2025, the Company recognized income tax expense of $3.0 million on a pre-tax loss of $114.3 million. The income tax benefit of approximately $26 million associated with the $124.9 million of asset impairment, restructuring and other charges recognized in the quarter was substantially offset by the impact of valuation allowances recorded on the deferred tax assets generated by these expenses.
Cash Flows
During the fourth quarter of 2025, the Company generated $50.1 million of cash flows from operations and $53.6 million of free cash flows (a non-GAAP measure – see Note (E)), which was used to retire $50.0 million principal amount of its 4.75% convertible senior notes (the “Convertible Notes”). Fiscal 2025 stock repurchases totaled $16.6 million, or 5% of shares outstanding as of December 31, 2024.
Financial Condition
Cash on-hand totaled $69.9 million at December 31, 2025, exceeding outstanding debt by $14.9 million. No borrowings were outstanding under the Company’s asset-based revolving credit agreement (the “ABL Agreement”) at December 31, 2025.
On January 28, 2026, the Company entered into an amended and restated cash-flow based credit agreement (the “Cash Flow Credit Agreement”) providing for aggregate lender commitments of up to: $75.0 million under revolving credit facility and $50.0 million under a multi-draw term loan facility, which is available through July 28, 2026. The Cash Flow Credit Agreement replaced the ABL Agreement and matures in January 2030.
As of February 19, 2026, the Company had no borrowings outstanding under the Cash Flow Credit Agreement and $12.1 million of outstanding letters of credit, leaving $112.9 million available to be drawn.
2025 Technology Highlights
Managed Pressure Drilling and Riser Gas Handling System
During 2025, the Company was awarded multiple new contracts for deepwater Managed Pressure Drilling and Riser Gas Handling (“MPD” and “RGH”) Systems, which integrates managed pressure drilling and riser gas handling into a deepwater drilling riser. The equipment is designed to reduce non-productive time, promote faster connections and lower the total cost of ownership. The MPD and RGH System's innovative design features retrievable annular packers to reduce maintenance and non-productive time while its smaller size can reduce the rig footprint by up to 40 percent.
Low Impact Workover Package
Oil States successfully deployed its first Low Impact Workover Package™ (“LIWP”) in 2025. The LIWP is engineered and manufactured to safely and efficiently plug and abandon subsea wells while minimizing wellhead loads. The tether-free, lightweight system features a uniquely positioned Oil States’ FlexJoint™ connector within the lower riser package, providing a 30% to 40% reduction in wellhead loading compared to conventional, tethered intervention systems. The LIWP’s innovative design also allows for a 15-degree arc angle emergency disconnect – enabling direct pull and separation of the emergency disconnect package during vessel drift-off scenarios.
With a diameter of less than 50 inches, the LIWP deploys through the rotary table and incorporates an interchangeable interface that fits most horizontal and vertical subsea christmas trees. The engineered system is delivered pre-assembled and tested as a single unit, reducing the need for time- and cost-intensive moonpool assembly or subsea tethering operations.
Merlin™ Deepsea Mineral Riser System
Oil States is uniquely positioned to support the cultivation of a stable supply of rare earth minerals that are required to diversify and expand the world’s energy sources. For example, a Merlin Deepsea Mineral Riser System was recently deployed to a record water depth of 5,600 meters (approximately 3.5 miles) to harvest critical seabed minerals such as cobalt, manganese, nickel and other rare earth elements which are key components in the manufacture of batteries used in electric vehicles, solar cells, wind turbines, computers and smartphones. This proprietary mineral riser system leverages Oil States’ more than 40 years of experience as a leader in the design and manufacture of advanced connection systems for deepwater offshore applications to meet the new demands of deepsea mineral harvesting at water depths up to 6,000 meters.

Conference Call Information
The call is scheduled for February 20, 2026 at 9:00 a.m. Central Standard Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (800) 715-9871 in the United States or by dialing +1 (646) 307-1963 internationally and using the passcode 6921148. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, military and industrial sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange and NYSE Texas under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the impact of changes in tariffs and duties on imported materials and exported finished goods, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations (together with OPEC, “OPEC+”) with respect to crude oil production levels and pricing, supply chain disruptions, including as a result of natural disasters, industrial accidents, additional trade restrictions or the adoption of or increase in tariffs, or the threat thereof, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$122,012	$106,492	$98,859	$436,397	$402,565
Services	56,452	58,688	65,736	232,591	290,023
	178,464	165,180	164,595	668,988	692,588

Costs and expenses:
Product costs(1)	117,571	85,561	77,821	367,397	314,628
Service costs	41,500	43,085	47,807	168,337	221,573
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	159,071	128,646	125,628	535,734	536,201
Selling, general and administrative expense	24,158	20,756	23,386	90,425	95,009
Depreciation and amortization expense	11,388	12,128	12,180	47,439	54,708
Long-lived and other asset impairments	98,963	—	1,188	100,321	24,554
Other operating income, net	(1,481)	(1,098)	(16,271)	(6,960)	(16,195)
	292,099	160,432	146,111	766,959	694,277
Operating income (loss)	(113,635)	4,748	18,484	(97,971)	(1,689)

Interest expense, net	(809)	(1,773)	(1,745)	(5,852)	(7,731)
Other income, net	155	362	257	1,291	1,568
Income (loss) before income taxes	(114,289)	3,337	16,996	(102,532)	(7,852)
Income tax provision(2)	(2,957)	(1,437)	(1,832)	(6,845)	(3,406)
Net income (loss)	$(117,246)	$1,900	$15,164	$(109,377)	$(11,258)

Net income (loss) per share:
Basic	$(2.04)	$0.03	$0.24	$(1.86)	$(0.18)
Diluted	(2.04)	0.03	0.24	(1.86)	(0.18)

Weighted average number of common shares outstanding:
Basic	57,520	57,946	60,947	58,697	62,004
Diluted	57,520	58,016	61,392	58,697	62,004
________________
(1)Cost of revenues (exclusive of depreciation and amortization expense) for the three months and year ended December 31, 2025 included a non-cash inventory impairment charge of $20.8 million (in product costs).
(2)Income tax provision for the three months and year ended December 31, 2025 included a benefit of approximately $26 million associated with the $124.9 million of asset impairment, restructuring and other charges recognized in the fourth quarter of 2025, which was substantially offset by the impact of valuation allowances recorded on the deferred tax assets generated by these expenses.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,914	$65,363
Accounts receivable, net	202,445	194,336
Inventories, net	183,409	214,836
Assets held for sale	17,350	6,492
Prepaid expenses and other current assets	22,173	17,199
Total current assets	495,291	498,226

Property, plant, and equipment, net	244,382	266,871
Operating lease assets, net	12,731	19,537
Goodwill, net	70,524	69,709
Other intangible assets, net	31,455	125,862
Other noncurrent assets	29,048	24,903
Total assets	$883,431	$1,005,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$53,370	$633
Accounts payable	68,090	57,708
Accrued liabilities	38,480	36,861
Current operating lease liabilities	7,286	7,284
Income taxes payable	1,759	2,818
Deferred revenue	97,195	52,399
Total current liabilities	266,180	157,703

Long-term debt	1,670	124,654
Long-term operating lease liabilities	12,654	17,989
Deferred income taxes	5,765	5,350
Other noncurrent liabilities	23,971	18,758
Total liabilities	310,240	324,454

Stockholders’ equity:
Common stock	805	786
Additional paid-in capital	1,145,642	1,137,949
Retained earnings	164,283	273,660
Accumulated other comprehensive loss	(66,264)	(79,532)
Treasury stock	(671,275)	(652,209)
Total stockholders’ equity	573,191	680,654
Total liabilities and stockholders’ equity	$883,431	$1,005,108

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net loss	$(109,377)	$(11,258)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	47,439	54,708
Impairments of long-lived assets, goodwill and assets held for sale	100,321	24,554
Impairment of inventories	20,798	—
Stock-based compensation expense	7,712	8,723
Amortization of deferred financing costs	1,515	1,497
Deferred income tax provision (benefit)	585	(2,356)
Gains on disposals of assets	(7,701)	(18,333)
Net gains on extinguishment of 4.75% convertible senior notes	(120)	(515)
Other, net	(2,360)	(452)
Changes in operating assets and liabilities:
Accounts receivable	(4,140)	5,191
Inventories	3,184	(14,704)
Accounts payable and accrued liabilities	5,877	(19,382)
Deferred revenue	44,796	15,642
Other operating assets and liabilities, net	(3,406)	2,579
Net cash flows provided by operating activities	105,123	45,894

Cash flows from investing activities:
Capital expenditures	(31,191)	(37,508)
Proceeds from disposition of property and equipment	11,836	5,594
Proceeds from disposition of assets held for sale	8,409	35,070
Other, net	(108)	(454)
Net cash flows provided by (used in) investing activities	(11,054)	2,702

Cash flows from financing activities:
Revolving credit facility borrowings	564	22,739
Revolving credit facility repayments	(564)	(22,739)
Purchases of 4.75% convertible senior notes	(70,440)	(10,846)
Other debt and finance lease repayments, net	(461)	(652)
Payment of financing costs	(188)	(1,178)
Purchases of treasury stock	(16,608)	(14,212)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,458)	(2,596)
Net cash flows used in financing activities	(90,155)	(29,484)

Effect of exchange rate changes on cash and cash equivalents	637	(860)
Net change in cash and cash equivalents	4,551	18,252
Cash and cash equivalents, beginning of period	65,363	47,111
Cash and cash equivalents, end of period	$69,914	$65,363

Cash paid for:
Interest	$7,153	$7,439
Income taxes, net	7,087	3,847

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues:
Offshore Manufactured Products
Project-driven:
Products	$79,782	$67,729	$61,814	$275,288	$232,867
Services	32,848	30,172	34,895	115,351	123,906
	112,630	97,901	96,709	390,639	356,773
Military and other products	10,654	10,726	10,544	40,454	41,127
Total Offshore Manufactured Products	123,284	108,627	107,253	431,093	397,900
Completion and Production Services	23,080	27,525	30,090	114,548	163,902
Downhole Technologies	32,100	29,028	27,252	123,347	130,786
Total revenues	$178,464	$165,180	$164,595	$668,988	$692,588

Operating income (loss):
Offshore Manufactured Products	$20,296	$17,603	$21,009	$69,164	$65,279
Completion and Production Services	(2,313)	948	(4,004)	4,015	(23,225)
Downhole Technologies	(113,544)	(4,667)	(4,031)	(124,327)	(20,904)
Corporate	(18,074)	(9,136)	5,510	(46,823)	(22,839)
Total operating income (loss)	$(113,635)	$4,748	$18,484	$(97,971)	$(1,689)

Adjusted operating income (loss)(1):
Offshore Manufactured Products	$21,056	$18,178	$21,009	$70,772	$68,643
Completion and Production Services	2,678	3,635	(875)	14,802	1,037
Downhole Technologies	(1,762)	(4,667)	(4,031)	(11,338)	(10,294)
Corporate	(10,999)	(8,838)	(9,806)	(39,450)	(38,121)
Total adjusted operating income (loss)	$10,973	$8,308	$6,297	$34,786	$21,265
________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as for further detail of charges and credit excluded from adjusted operating income (loss) in each of the periods presented.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED OPERATING INCOME, EXCLUDING CHARGES AND CREDITS (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Operating (loss) income	$(113,635)	$4,748	$18,484	$(97,971)	$(1,689)
Impairments of:
Goodwill	—	—	—	—	10,000
Intangible assets	80,248	—	—	80,248	10,787
Fixed and lease assets	11,640	—	1,188	12,998	3,767
Assets held for sale	7,075	—	—	7,075	—
Inventories	20,798	—	—	20,798	—
Facility consolidation/closure and other charges	4,847	3,560	1,941	11,638	13,716
Gain on disposal of property held for sale	—	—	(15,316)	—	(15,316)
Adjusted operating income	$10,973	$8,308	$6,297	$34,786	$21,265
________________
(A)Adjusted operating income, excluding charges and credits consists of operating income (loss) plus impairments of assets and facility consolidation/closure and other charges, less a gain on the sale of an idle property. Adjusted operating income, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) as prepared in accordance with GAAP. The Company has included adjusted operating income, excluding charges and credits as a supplemental disclosure because its management believes that adjusted operating income, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT OPERATING INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Offshore Manufactured Products:
Operating income	$20,296	$17,603	$21,009	$69,164	$65,279
Facility consolidation/closure and other charges	760	575	—	1,608	3,364
Adjusted segment operating income	$21,056	$18,178	$21,009	$70,772	$68,643

Completion and Production Services:
Operating income (loss)	$(2,313)	$948	$(4,004)	$4,015	$(23,225)
Impairments of:
Intangible assets	—	—	—	—	10,787
Fixed and lease assets	904	—	1,188	1,307	3,280
Facility consolidation/closure and other charges	4,087	2,687	1,941	9,480	10,195
Adjusted segment operating income (loss)	$2,678	$3,635	$(875)	$14,802	$1,037

Downhole Technologies:
Operating loss	$(113,544)	$(4,667)	$(4,031)	$(124,327)	$(20,904)
Impairments of:
Goodwill	—	—	—	—	10,000
Intangible assets	80,248	—	—	80,248	—
Fixed and lease assets	10,736	—	—	11,691	487
Inventories	20,798	—	—	20,798	—
Facility consolidation/closure and other charges	—	—	—	252	123
Adjusted segment operating loss	$(1,762)	$(4,667)	$(4,031)	$(11,338)	$(10,294)

Corporate:
Operating income (loss)	$(18,074)	$(9,136)	$5,510	$(46,823)	$(22,839)
Impairment of assets held for sale	7,075	—	—	7,075	—
Other charges	—	298	—	298	34
Gain on disposal of property held for sale	—	—	(15,316)	—	(15,316)
Adjusted segment operating loss	$(10,999)	$(8,838)	$(9,806)	$(39,450)	$(38,121)
________________
(B)Adjusted segment operating income (loss), excluding charges and credits consists of operating income (loss) plus impairments of assets and facility consolidation/closure and other charges, less a gain on the sale of an idle property. Adjusted segment operating income (loss), excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for segment operating income (loss) as prepared in accordance with GAAP. The Company has included adjusted segment operating income (loss), excluding charges and credits as a supplemental disclosure because its management believes that adjusted segment operating income (loss), excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (C)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net income (loss)	$(117,246)	$1,900	$15,164	$(109,377)	$(11,258)
Interest expense, net	809	1,773	1,745	5,852	7,731
Income tax provision	2,957	1,437	1,832	6,845	3,406
Depreciation and amortization expense	11,388	12,128	12,180	47,439	54,708
Impairments of:
Goodwill	—	—	—	—	10,000
Intangible assets	80,248	—	—	80,248	10,787
Fixed and lease assets	11,640	—	1,188	12,998	3,767
Assets held for sale	7,075	—	—	7,075	—
Inventories	20,798	—	—	20,798	—
Facility consolidation/closure and other charges	4,847	3,560	1,941	11,638	13,716
Gain on disposal of property held for sale	—	—	(15,316)	—	(15,316)
Losses (gains) on extinguishment of 4.75% convertible senior notes	255	6	—	(120)	(515)
Adjusted EBITDA	$22,771	$20,804	$18,734	$83,396	$77,026
________________
(C)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairments of assets and facility consolidation/closure and other charges, less a gain on the sale of an idle property and losses (gains) on extinguishment of Convertible Notes. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (D)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Offshore Manufactured Products:
Operating income	$20,296	$17,603	$21,009	$69,164	$65,279
Other income, net	46	139	105	367	134
Depreciation and amortization expense	3,941	3,958	3,634	15,210	15,205
Facility consolidation/closure and other charges	760	575	—	1,608	3,364
Adjusted Segment EBITDA	$25,043	$22,275	$24,748	$86,349	$83,982

Completion and Production Services:
Operating income (loss)	$(2,313)	$948	$(4,004)	$4,015	$(23,225)
Other income, net	364	229	152	804	919
Depreciation and amortization expense	4,312	4,089	4,268	16,756	22,143
Impairments of:
Intangible assets	—	—	—	—	10,787
Fixed and lease assets	904	—	1,188	1,307	3,280
Facility consolidation/closure and other charges	4,087	2,687	1,941	9,480	10,195
Adjusted Segment EBITDA	$7,354	$7,953	$3,545	$32,362	$24,099

Downhole Technologies:
Operating loss	$(113,544)	$(4,667)	$(4,031)	$(124,327)	$(20,904)
Depreciation and amortization expense	3,035	3,978	4,162	15,047	16,808
Impairments of:
Goodwill	—	—	—	—	10,000
Intangible assets	80,248	—	—	80,248	—
Fixed and lease assets	10,736	—	—	11,691	487
Inventories	20,798	—	—	20,798	—
Facility consolidation/closure and other charges	—	—	—	252	123
Adjusted Segment EBITDA	$1,273	$(689)	$131	$3,709	$6,514

Corporate:
Operating income (loss)	$(18,074)	$(9,136)	$5,510	$(46,823)	$(22,839)
Other income (expense), net	(255)	(6)	—	120	515
Depreciation and amortization expense	100	103	116	426	552
Impairment of assets held for sale	7,075	—	—	7,075	—
Other charges	—	298	—	298	34
Gain on disposal of property held for sale	—	—	(15,316)	—	(15,316)
Losses (gains) on extinguishment of 4.75% convertible senior notes	255	6	—	(120)	(515)
Adjusted Segment EBITDA	$(10,899)	$(8,735)	$(9,690)	$(39,024)	$(37,569)
________________
(D)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairments of assets and facility consolidation/closure and other charges, less a gain on the sale of an idle property and losses (gains) on extinguishment of Convertible Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (E) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES AND CREDITS (F)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net income (loss)	$(117,246)	$1,900	$15,164	$(109,377)	$(11,258)
Impairment of:
Goodwill	—	—	—	—	10,000
Intangible assets	80,248	—	—	80,248	10,787
Fixed and lease assets	11,640	—	1,188	12,998	3,767
Assets held for sale	7,075	—	—	7,075	—
Inventories	20,798	—	—	20,798	—
Facility consolidation/closure and other charges	4,847	3,560	1,941	11,638	13,716
Gain on disposal of property held for sale	—	—	(15,316)	—	(15,316)
Losses (gains) on extinguishment of 4.75% convertible senior notes	255	6	—	(120)	(515)
Total adjustments, before taxes	124,863	3,566	(12,187)	132,637	22,439
Income tax provision (benefit) impact of adjustments, net	(68)	(749)	2,560	(1,701)	(430)
Total adjustments, net of taxes	124,795	2,817	(9,627)	130,936	22,009
Adjusted net income, excluding charges and credits	$7,549	$4,717	$5,537	$21,559	$10,751

Weighted average number of diluted common shares outstanding	57,520	58,016	61,392	58,697	62,376

Adjusted diluted net income per share, excluding charges and credits	$0.13	$0.08	$0.09	$0.37	$0.17
________________
(E)Adjusted net income, excluding charges and credits consists of net income (loss) plus impairments of assets and facility consolidation/closure and other charges, less a gain on the sale of an idle property, losses (gains) on extinguishment of Convertible Notes and the impact of these adjustments on income tax provision (benefit). Adjusted net income, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(F)Adjusted net income per share, excluding charges and credits is calculated as adjusted net income, excluding charges and credits divided by the weighted average number of common shares outstanding. Adjusted net income per share, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income per share, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income per share, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW (G)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net cash flows provided by (used in) operating activities	$50,148	$30,685	$18,210	$105,123	$45,894
Less: Capital expenditures	(3,005)	(8,706)	(14,199)	(31,191)	(37,508)
Plus: Proceeds from disposition of property and equipment	6,420	1,199	462	11,836	5,594
Proceeds from disposition of assets held for sale	—	—	24,791	8,409	35,070
Free cash flow	$53,563	$23,178	$29,264	$94,177	$49,050
________________
(G)The term free cash flow consists of net cash flows provided by operating activities less capital expenditures plus proceeds from the disposition of property and equipment and assets held for sale. Free cash flow is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for cash flow measures prepared in accordance with GAAP. The table above sets forth reconciliations of free cash flow to net cash flows provided by operating activities, which is the most directly comparable measure of financial performance calculated under GAAP.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.